UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 4, 2010 (March 1, 2010)

GENERAL DYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-3671	13-1673581
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2941 Fairview Park Drive, Suite 100, Falls Church, Virginia	22042-4513
( Address of Principal Executive Offices)	(Zip Code)

(703) 876-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On March 4, 2010, General Dynamics Corporation issued a press release announcing that Charles M. Hall, executive vice president and group executive of the company’s Combat Systems group, will retire on May 1, 2010. In connection with his retirement, Mr. Hall will retain all unvested stock options and outstanding restricted stock. The unvested stock options will vest and expire, and the restriction periods on outstanding restricted stock will lapse, in accordance with the terms of the General Dynamics Equity Compensation Plan.

David K. Heebner, executive vice president and group executive of the company’s Marine Systems group, will succeed Mr. Hall. Phebe N. Novakovic, senior vice president - planning and development, will succeed Mr. Heebner.

The company also announced that John W. Schwartz, who has been a vice president and the company’s controller since 1998, will retire on April 1, 2010. On March 3, 2010, the board of directors elected Jason W. Aiken to succeed Mr. Schwartz as vice president and controller effective April 1, 2010. Mr. Aiken, age 37, has served as staff vice president of accounting, since July 2006, and prior to that time served as director of consolidation accounting.

A copy of a press release issued by the company regarding these matters is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits (furnished only)

99.1	General Dynamics press release dated March 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz
Vice President and Controller
(Authorized Officer and Chief Accounting Officer)

Dated: March 4, 2010